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                                                                    Exhibit 12.1


                      THE DII GROUP, INC. AND SUBSIDIARIES
      STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


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
                                              FOR THE NINE MONTHS ENDED                   FOR THE FISCAL YEARS ENDED
                                           ------------------------------  ------------------------------------------------------
                                           SEPT. 28, 1997  SEPT. 29, 1996     1996       1995       1994       1993        1992
                                           --------------  -------------- -------     -------    -------     -------      -------
                                                                 (DOLLARS IN THOUSANDS, EXCEPT FOR RATIO)
EARNINGS:
Earnings from continuing operations
   before income taxes and
   extraordinary item ................        $31,786        $20,273      $15,673     $34,217    $11,596     $11,350      $ 7,084
Fixed charges ........................          6,782          5,241        7,206       5,572      1,288         616          722
                                              -------        -------      -------     -------    -------     -------      -------
                                               36,568         25,514       22,879      39,789     12,884      11,966        7,806
                                              =======        =======      =======     =======    =======     =======      =======

FIXED CHARGES:
Interest expense .....................        $ 5,924        $ 4,619      $ 6,267     $ 3,849    $   940     $   391      $   494
Amortization of debit issue costs ....            373            350          477       1,471         50        --           --
Estimated interest component of rental
   expense ...........................            485            272          462         252        298         225          228
                                              -------        -------      -------     -------    -------     -------      -------
                                                6,782          5,241        7,206       5,572      1,288         616          722
                                              =======        =======      =======     =======    =======     =======      =======
Ratio of Earnings to Fixed Charges ...            5.7            4.9          3.2         7.1       10.0        19.4         10.8
                                              =======        =======      =======     =======    =======     =======      =======
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